Exhibit 23.1



  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

ILLINOIS CENTRAL CORPORATION

    As independent public accountants, we hereby consent to the incorporation of our report dated
January 19, 1994 included in the Company's Annual
Report on Form 10-K for the year ended December 31, 1993, into Illinois Central Corporation's previously filed Form S-8 Registration Statements
File Nos. 33-41052 and 33-51924.









ARTHUR ANDERSEN & CO.





Chicago, Illinois
March  16, 1994